STRATEGIC AMERICAN OIL CORPORATION COMPLETES PLACEMENT OF WORKING INTEREST IN SOUTH TEXAS KOLIBA #3 PROSPECT

November 18 2010; Strategic American Oil Corporation (OTCBB: SGCA; the "Company") is pleased to announce it has completed the placement of all available working interest in the Company's Victoria Co., Texas "Koliba #3" prospect and plans to commence drilling operations as soon as possible, possibly before year end. The Company will retain a 12.5% working interest. The leased acreage (Koliba) gives the Company a total of 79 acres covering a known anticlinal structure (target) with offsetting production.

The Koliba Prospect lies in the North McFaddin Field, which, according to Texas Railroad Commission maps and records, hosts 87 productive oil and gas zones. The Company has identified 3 Frio Sand target zones at 5880', 5350', and 4930' under the Koliba lease.. The Company plans to drill a direct offset to the Murphy Baxter, Koliba #1 well which produced 11,581 BO from the 5880' (target) zone.

The Company completed drilling the Koliba #2 prospect in Victoria County, Texas earlier this year to 6,880 feet to evaluate three Frio sand objectives and found the well to be slightly downdip structurally but still productive. Rather than completing the #2 well, the Company decided to drill the #3 well and get updip to the #1 well, therefore making better use of investment capital.

Company V.P. of Operations, Steven Carter, who has over 25 years engineering experience in oil and gas exploration, production operations, reservoir management and drilling, will operate the well through Carter E&P, LLC, a licensed and bonded operator in the State of Texas.

Company President and CEO, Jeremy Driver, stated, "Progressing the Koliba #3 towards the drilling stage is an exciting step for Strategic American Oil. After reviewing the information from the Koliba #2, we see the Koliba #3 as an attractive prospect with greater potential than the initial drilling location."

About Strategic American Oil Corporation

Strategic American Oil Corporation (OTC BB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois.  The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:

600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401

Investor Relations:

Investor Awareness, Inc.
Tony Schor or James Foy,
847-945-2222
www.InvestorAwareness.com

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Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.